Exhibit 99.1

Press Release

November 1, 2011	Contact Information:

For Immediate Release	Michael H. Shapiro
Vice President and Chief Financial Officer
414.643.3000
Rexnord LLC Reports Second Quarter Results for Fiscal 2012
Call scheduled for Wednesday, November 2, 2011 at 10:00 a.m. Eastern Time
MILWAUKEE, WI - November 1, 2011
Consolidated Highlights:

•	Net sales increased 10% from the prior year second quarter to $455 million. Core sales growth was also 10% in the quarter.

•	Income from operations increased 13% from the prior year second quarter to $62 million; income from operations as a percent of net sales increased 30 basis points year-over-year to 13.5% of net sales.

•	Adjusted EBITDA was $91 million or 20.0% of net sales.

•	Cash balances were $356 million at October 1, 2011 after delivering $60 million of free cash flow in the quarter. Total liquidity (cash plus available borrowings) at October 1, 2011 was $536 million.

•	Closed on the VAG Holding GmbH (“VAG”) acquisition for an estimated aggregate transaction value of €175 million.
“We continued to deliver solid core growth, operating results and cash flow in the quarter. Additionally, our order rates throughout the quarter remained solid, growing 12% compared to the prior year as our backlog grew to $423 million in the quarter, up 7% compared to a year ago. Finally, the addition of VAG to our Water Management platform provides us with significant global growth opportunities while enhancing our product portfolio and technical capabilities to solve our customers challenges around the world.” commented Todd A. Adams, President and Chief Executive Officer.
Second Quarter 2011 Segment Highlights
Process & Motion Control
Process & Motion Control ("PMC") net sales in the second quarter increased 12% from the prior year to $317 million, due to solid demand and market share gains across the majority of our served global markets.
PMC Adjusted EBITDA in the second quarter improved 17% to $74 million or 23.4% of sales which is primarily driven by continued productivity gains and operating leverage on higher year-over-year sales volume, net of increased investment in new product development and global growth capabilities.
Water Management
Water Management net sales in the second quarter increased 6% from the prior year to $138 million, due to market share gains and growth in alternative markets, which more than offset the continued weakness in the North American commercial construction and municipal water markets.
Water Management Adjusted EBITDA in the second quarter declined $3 million, or 11%, to $23 million, or 16.6% of sales, which is primarily driven by the lower profitability of certain long-lead time projects for the North American municipal water markets shipping out of our backlog compared to the prior year quarter.

EBITDA, Adjusted EBITDA and Free Cash Flow
Rexnord considers EBITDA and Adjusted EBITDA as key financial indicators of operating performance.
EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Condensed Consolidated Statements of Cash Flows included in the attached financial statements.
Adjusted EBITDA corresponds to “EBITDA” in the Company's credit agreement. Adjusted EBITDA is defined in the credit agreement governing our senior secured credit facilities as net income, adjusted for the items summarized in the table below entitled “Reconciliation of EBITDA and Adjusted EBITDA.” Our credit agreement requires us to maintain a maximum senior secured bank leverage ratio (defined in our credit agreement as the ratio of net senior secured bank debt to Adjusted EBITDA) of no more than 4.25 to 1.0, calculated on a pro forma basis for the trailing four quarters (as determined under our senior secured credit facilities). Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) management fees that may be paid to Apollo; or (g) the impact of earnings or charges resulting from matters that we and the lenders under our secured senior credit facilities may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. For more information regarding the limitations of using measures such as EBITDA and Adjusted EBITDA as indicators of our operating performance, please see the risk factor entitled “The calculation of Adjusted EBITDA pursuant to our senior secured credit facilities represents our actual historical covenant compliance calculations and permits certain estimates and assumptions that may differ materially from actual results” in Exhibit 99.1 to our current report on Form 8-K furnished on October 10, 2008.
We define Free Cash Flow as cash flow from operations less capital expenditures.

About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 7,400 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnord.com.
Conference Call Details
Rexnord will hold a conference call on Wednesday, November 2, 2011 at 10:00 a.m. Eastern Time to discuss its fiscal 2012 second quarter results and provide a general business update. Rexnord President and CEO, Todd Adams, and Vice President and CFO, Michael Shapiro, will co-host the call. The conference call can be accessed via telephone as follows:
Domestic toll-free #: 888-359-3612
International toll #: 719-325-2388
Access Code: 1511441
The web presentation can be accessed via the following web link:
Meeting URL: https://www119.livemeeting.com/cc/vcc/join
Meeting ID: w1511441
Entry Code: A151144
If you are unable to participate during the live teleconference, a replay of the conference call will be available from 1:00 p.m. Eastern Time, November 2, 2011 until 1:00 p.m. Eastern Time, November 16, 2011. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international) with access code 1511441.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord LLC as of the date of the release, and Rexnord LLC assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

RBS Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net sales	$455.2	$412.3	$931.4	$819.6
Cost of sales	294.8	266.8	604.1	532.3
Gross profit	160.4	145.5	327.3	287.3
Selling, general and administrative expenses	86.4	78.9	177.8	157.1
Amortization of intangible assets	12.4	12.0	24.9	24.0
Income from operations	61.6	54.6	124.6	106.2
Non-operating (expense) income:
Interest expense, net	(42.8)	(43.3)	(86.1)	(88.6)
Loss on the extinguishment of debt	—	—	—	(100.8)
Loss on divestiture	(6.9)	—	(6.9)	—
Other (expense) income, net	(7.6)	20.4	(7.8)	1.9
Income (loss) before income taxes	4.3	31.7	23.8	(81.3)
(Benefit) provision for income taxes	(0.2)	10.7	(4.9)	(26.5)
Net income (loss)	$4.5	$21.0	$28.7	$(54.8)

RBS Global, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	October 1, 2011	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$356.3	$390.3
Receivables, net	267.2	270.1
Inventories, net	292.1	283.8
Other current assets	41.2	36.5
Total current assets	956.8	980.7
Property, plant and equipment, net	339.8	358.4
Intangible assets, net	627.4	644.7
Goodwill	1,023.3	1,016.2
Insurance for asbestos claims	65.0	65.0
Pension assets	5.7	4.6
Other assets	26.2	31.5
Total assets	$3,044.2	$3,101.1
Liabilities and stockholders' (deficit) equity
Current liabilities:
Current portion of long-term debt	$7.3	$11.0
Trade payables	166.3	181.7
Compensation and benefits	48.8	67.9
Current portion of pension and postretirement benefit obligations	6.2	6.1
Interest payable	51.8	51.3
Other current liabilities	97.7	85.4
Total current liabilities	378.1	403.4

Long-term debt	2,283.0	2,209.9
Pension and postretirement benefit obligations	106.7	113.2
Deferred income taxes	207.5	224.1
Reserve for asbestos claims	65.0	65.0
Other liabilities	35.7	47.1
Total liabilities	3,076.0	3,062.7

Stockholders' (deficit) equity:
Common stock, $0.01 par value; 3,000 shares authorized and 1,000 shares issued and outstanding	0.1	0.1
Additional paid-in capital	439.2	537.1
Retained deficit	(486.2)	(514.9)
Accumulated other comprehensive income	15.1	16.1
Total stockholders' (deficit) equity	(31.8)	38.4
Total liabilities and stockholders' (deficit) equity	$3,044.2	$3,101.1

RBS Global, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	October 1, 2011	October 2, 2010
Operating activities
Net income (loss)	$28.7	$(54.8)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	28.9	28.3
Amortization of intangible assets	24.9	24.0
Amortization of deferred financing costs	3.8	4.0
Loss on dispositions of property, plant and equipment	0.8	1.4
Non-cash loss on divestiture	4.5	—
Equity in earnings of unconsolidated affiliates	—	(4.0)
Other non-cash charges (credits)	8.8	(3.6)
Loss on debt extinguishment	—	100.8
Stock-based compensation expense	2.1	2.7
Changes in operating assets and liabilities:
Receivables	(1.5)	(16.3)
Inventories	(13.7)	(22.0)
Other assets	(6.4)	(2.0)
Accounts payable	(12.2)	14.5
Accruals and other	(30.9)	(17.5)
Cash provided by operating activities	37.8	55.5

Investing activities
Expenditures for property, plant and equipment	(21.9)	(11.4)
Acquisitions, net of cash	(18.2)	1.2
Proceeds from dispositions of property, plant, and equipment	5.6	—
Proceeds from divestiture, net of transaction costs	3.4	—
Proceeds from sale of unconsolidated affiliate	—	0.9
Cash used for investing activities	(31.1)	(9.3)

Financing activities
Proceeds from borrowings of long-term debt	75.0	1,145.0
Repayments of long-term debt	(1.7)	(1,069.6)
Proceeds from borrowings of short-term debt	0.3	1.6
Repayments of short-term debt	(3.8)	—
Payment of deferred financing fees	(1.3)	(14.6)
Payment of tender premium	—	(63.5)
Dividend payment to parent company	(100.0)	—
Cash used for financing activities	(31.5)	(1.1)
Effect of exchange rate changes on cash and cash equivalents	(9.2)	1.6
(Decrease) increase in cash and cash equivalents	(34.0)	46.7
Cash and cash equivalents at beginning of period	390.3	263.2
Cash and cash equivalents at end of period	$356.3	$309.9

RBS Global, Inc. and Subsidiaries
Reconciliation of EBITDA and Adjusted EBITDA
Second quarter
(in millions)
(Unaudited)

	Quarter Ended
	October 1, 2011	October 2, 2010
Net income (loss)	$4.5	$21.0
Interest expense, net	42.8	43.3
Income tax (benefit) provision	(0.2)	10.7
Depreciation and amortization	26.6	26.0
EBITDA	$73.7	$101.0

Adjustments to EBITDA (1)
Loss on divestiture	6.9	—
Loss on extinguishment of debt	—	—
Impact of inventory fair value adjustment	0.1	—
Stock option expense	0.9	1.4
LIFO expense	1.7	1.0
Other expense (income), net	7.6	(20.4)
Subtotal of adjustments to EBITDA	17.2	(18.0)
Adjusted EBITDA	$90.9	$83.0
Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)	Adjustments to EBITDA
We define Adjusted EBITDA as net income (loss) plus interest, income taxes, depreciation and amortization, adjustments for restructuring, stock-based compensation expense, last-in first-out ("LIFO") inventory adjustments, other expense, and nonrecurring items, in each case as permitted under our credit agreement. Other expense, net for the quarter ended October 1, 2011, consists of management fee expense of $0.8 million, foreign currency transaction losses of $5.9 million and other miscellaneous losses of $0.9 million. Other income, net for the quarter ended October 2, 2010, consists of income in unconsolidated affiliates of $3.8 million (includes a $3.4 million gain recorded as a result of our step acquisition of 100% voting shares in Mecanica Falk S.A. de C.V. ("Mecanica Falk") in August, 2010) and foreign currency transaction gains of $18.6 million, partially offset by management fee expense of $0.7 million and other miscellaneous losses of $1.3 million.

RBS Global, Inc. and Subsidiaries
Reconciliation of EBITDA and Adjusted EBITDA
Six Months Ended
(in millions)
(Unaudited)

	Six Months Ended
	October 1, 2011	October 2, 2010
Net income (loss)	$28.7	$(54.8)
Interest expense, net	86.1	88.6
Income tax benefit	(4.9)	(26.5)
Depreciation and amortization	53.8	52.3
EBITDA	$163.7	$59.6

Adjustments to EBITDA (1)
Loss on divestiture	6.9	—
Loss on extinguishment of debt	—	100.8
Impact of inventory fair value adjustment	0.9	—
Stock option expense	2.1	2.7
LIFO expense	3.1	2.0
Other expense (income), net	7.8	(1.9)
Subtotal of adjustments to EBITDA	20.8	103.6
Adjusted EBITDA	$184.5	$163.2
Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)	Adjustments to EBITDA
We define Adjusted EBITDA as net income (loss) plus interest, income taxes, depreciation and amortization, adjustments for restructuring, stock-based compensation expense, last-in first-out ("LIFO") inventory adjustments, other expense, and nonrecurring items, in each case as permitted under our credit agreement. Other expense, net for the six months ended October 1, 2011, consists of management fee expense of $1.5 million, foreign currency transaction losses of $5.3 million and other miscellaneous losses of $1.0 million. Other expense, net for the six months ended October 2, 2010, consists of income from unconsolidated affiliates of $4.0 million (includes a $3.4 million gain recorded as a result of our step acquisition of 100% voting shares in Mecanica Falk S.A. de C.V. ("Mecanica Falk") in August, 2010) and foreign currency transaction gains of $1.0 million, partially offset by management fee expense of $1.5 million and other miscellaneous losses of $1.6 million.

RBS Global, Inc. and Subsidiaries
Supplemental Data
(in millions)
(Unaudited)

	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
Net sales
Process & Motion Control	$331.2	$317.0			$648.2
Water Management	145.0	138.2			283.2
Corporate	—	—			—
Total	$476.2	$455.2			$931.4

Adjusted EBITDA
Process & Motion Control	$72.0	$74.1			$146.1
Water Management	27.8	22.9			50.7
Corporate	(6.2)	(6.1)			(12.3)
Total	$93.6	$90.9			$184.5

Adjusted EBITDA %
Process & Motion Control	21.7%	23.4%			22.5%
Water Management	19.2%	16.6%			17.9%
Total (including Corporate)	19.7%	20.0%			19.8%

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
Net sales
Process & Motion Control	$265.5	$282.1	$299.6	$327.9	$1,175.1
Water Management	141.8	130.2	120.2	132.3	524.5
Corporate	—	—	—	—	—
Total	$407.3	$412.3	$419.8	$460.2	$1,699.6

Adjusted EBITDA
Process & Motion Control	$55.6	$63.1	$67.4	$76.8	$262.9
Water Management	30.2	25.6	20.8	23.5	100.1
Corporate	(5.6)	(5.7)	(5.9)	(10.1)	(27.3)
Total	$80.2	$83.0	$82.3	$90.2	$335.7

Adjusted EBITDA %
Process & Motion Control	20.9%	22.4%	22.5%	23.4%	22.4%
Water Management	21.3%	19.7%	17.3%	17.8%	19.1%
Total (including Corporate)	19.7%	20.1%	19.6%	19.6%	19.8%